UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) 01/31/05

Syratech Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12624	13-3354944
(Commission File Number)	(IRS Employer Identification No.)

175 McClellan Highway East Boston, Massachusetts	02128-9114
(Address of Principal Executive Offices)	(Zip Code)

(617) 561-2200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 31, 2005, Syratech Corporation (the “Company”) and the Company’s Lenders under that certain Amended and Restated Loan and Security Agreement dated as of March 26, 2004 (as amended, the “Loan Agreement”) entered into the Second Amendment to Forbearance Agreement (the “Second Amendment”).  Pursuant to the Amendment, the Forbearance and Second Amendment dated as of November 15, 2004 (the “Forbearance”), as amended by the First Amendment to Forbearance Agreement dated as of December 23, 2004 (the “First Amendment”), was further amended to provide that the Forbearance Period (as defined in the Forbearance) was extended from January 31, 2005 to February 21, 2005.  The Second Amendment also decreased the minimum Revolving Credit Availability (as defined in the Loan Agreement) applicable under the Loan Agreement during the Forbearance Period.  The Company paid a Forbearance Amendment Fee of $100,000 in connection with the Second Amendment.  The Forbearance was previously filed as an exhibit to the Company’s Form 10-Q filing on November 16, 2004 and the First Amendment was previously filed as an exhibit to the Company’s Form 8-K filing on December 29, 2004.  A copy of the Second Amendment is attached as Exhibit 99.1.

On January 31, 2005, the Company and the Consenting Lock-Up Noteholders (as defined in the Lock-up Agreement, as defined below) entered into the Second Amendment to Lock-Up Agreement (the “Second Lock-Up Amendment”), which amended the Lock-Up Agreement dated as of November 15, 2004 (the “Lock-Up Agreement”), as amended by the First Amendment to Lock-Up Agreement dated as of December 28, 2004 (the “First Lock-Up Amendment”), between the Company and certain holders of the Company’s 11% Senior Notes due 2007.  Pursuant to the Second Lock-Up Amendment, the deadline for the Company to commence the prenegotiated chapter 11 filing under the Lock-Up Agreement was extended from January 31, 2005 to February 21, 2005.  The form of Lock-Up Agreement was previously filed as an exhibit to the Company’s Form 10-Q filing on November 16, 2004 and the form of First Lock-Up Amendment was previously filed as an exhibit to the Company’s Form 8-K filing on December 29, 2004.  The form of Second Lock-Up Amendment is attached as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYRATECH CORPORATION

Date: February 2, 2005	By:	/s/ Gregory W. Hunt
		Name:	Gregory W. Hunt
		Title:	Executive Vice President, Chief Financial Officer and Treasurer